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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                    ________________________________________


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported) -
                                December 19, 1995



                             HUNT MANUFACTURING CO.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



       Pennsylvania                      1-8044               21-0481254
----------------------------          -----------         ------------------
(State or other jurisdiction          (Commission            (IRS Employer
     of incorporation)                File Number)        Identification No.)


         One Commerce Square
         2005 Market Street
        Philadelphia, Pennsylvania                               19103-7085
----------------------------------------                         ----------
(Address of principal executive offices)                         (Zip Code)



       Registrant's telephone number, including area code - (215) 656-0300
                                                            --------------




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Item 2.  Acquisition or Disposition of Assets and

         Item 5.  Other Events

               As previously reported, on December 19, 1995, Hunt Manufacturing Co. (the "Company") purchased from Mary F. Bartol an aggregate of 2,150,165 of the Company's common shares (the "MFB Shares") constituting approximately 13% of the shares then outstanding, for a cash purchase price of $16.32 per share, an aggregate of $35,090,692 (the "MFB Purchase"). Approximately $35 million of the funds for the MFB Purchase were borrowed by the Company from NationsBank, N.A. pursuant to the $45 million term loan component of a $130 million new credit facility (the "New Credit Facility") dated December 19, 1995 between the Company and NationsBank.

               Mrs. Bartol is the widow of George E. Bartol III, the late Chairman of the Board of the Company, the mother-in-law of Gordon A. MacInnes, the current Chairman of the Board, and the mother of Victoria B. Vallely, another director of the Company. The per share purchase price of $16.32 paid by the Company for the MFB Shares was determined by negotiation between representatives of the Company and Mrs. Bartol and is less (by an aggregate of approximately $1,462,000 for all the MFB Shares) than the $17 per share being offered by the Company to its public shareholders in the Company's tender offer to purchase up to 3,230,000 shares which commenced December 21, 1995 (the "Offer"). The MFB Purchase was considered and unanimously approved by a Special Committee (consisting entirely of seven outside directors not related to Mrs. Bartol) of the Board of Directors of the Company. The Board also received a written opinion from Alex. Brown & Sons, Incorporated to the effect that, based upon the procedures followed, factors considered and assumptions made by Alex. Brown as set forth in the opinion, the MFB Purchase was fair to the Company and its shareholders other than Mrs. Bartol.

               (For further information concerning the MFB Purchase and the Offer, reference is made to the Company's Schedule 13E-4 and exhibits thereto filed with the Securities and Exchange Commission on December 21, 1995 (the "Schedule 13E-4"))


Item 7.  Financial Statements and Exhibits

               (b) Pro forma financial information.

                      Section 9 of the Offer to Purchase filed as Exhibit(a)(1) to the Schedule 13E-4 (which includes pro forma financial information giving effect to the MFB Purchase and Assuming the purchase by the Company of 3,230,000 of its shares at $17 per share pursuant to the Offer) is incorporated herein by reference (see Exhibit 99 in subsection (c) below).


                                       -2-

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               (c) Exhibits.

                      (2) Stock Purchase Agreement, dated December 19, 1995, by and between the Company and Mary F. Bartol (incorporated by reference to Exhibit (c) to the Schedule 13E-4).

                      (4) Credit Agreement, dated December 19, 1995, by and between the Company and NationsBank, N.A. (incorporated by reference to Exhibit (b) to the Schedule 13E-4).


                     (99)  Section 9 of the Offer to Purchase filed as Exhibit
                           (a)(1) to the Schedule 13E-4 (see subsection (b) above).



                                   SIGNATURES


               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    January 2, 1996

                                    HUNT MANUFACTURING CO.


                           By:      ---------------------------------
                                    William E. Chandler
                                    Senior Vice President, Finance


                                       -3-
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                                                     EXHIBIT INDEX

Exhibit No.                         Title
-----------                         -----

   (99) Section 9 of the Offer to Purchase filed as Exhibit (a)(1) to the Schedule 13E-4.